Exhibit 15

Execution Version

NOTEHOLDER CONVERSION AGREEMENT

This NOTEHOLDER CONVERSION AGREEMENT (this “Agreement”) is dated as of March 7, 2024, by and among Apogee Parent Inc., a Delaware corporation (“Parent”), Apogee Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and each of the “Noteholders” listed on Schedule 1 attached hereto (each, a “Noteholder” and, together with any other person that becomes a Noteholder hereunder pursuant to Section 8.10 hereof, the “Noteholders”). Parent, Merger Sub and the Noteholders are collectively referred to as the “Parties” and each, a “Party.” Capitalized terms used but not defined herein shall have the meanings given to them in the Notes (as defined below).

RECITALS

WHEREAS, Parent and Merger Sub have entered into that certain Agreement and Plan of Merger (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Merger Agreement”), dated as of the date hereof, with Astra Space, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, at the Closing, Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly-owned direct subsidiary of Parent (such surviving company, the “Surviving Company”);

WHEREAS, in accordance with Section 259 of the Delaware General Corporation Law, the Company will become a party to this Agreement if and when the Merger is effected;

WHEREAS, the Company issued one or more Senior Secured Convertible Notes due 2025 to each of the Noteholders with the Stated Principal Amount with respect to each such note set forth opposite such Noteholder’s name on Schedule 1 attached hereto (each as amended, supplemented or modified from time to time in accordance with the terms thereof, a “Note” and collectively, the “Notes”); and

WHEREAS, in connection with, and conditional upon, the consummation of the Merger and the other transactions contemplated by the Merger Agreement, each of the Parties desires that in exchange for the issuance of shares of Series A preferred stock, par value $0.0001 per share, of Parent (the “Series A Preferred Stock”) to the Noteholders in accordance with the terms, and subject to the conditions, set forth in this Agreement, the Notes be converted and cancelled and all of the Company’s obligations under or with respect to the Notes be fully and indefeasibly satisfied and completely discharged.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

AGREEMENT

Section 1.          Issuance of Series A Preferred Stock; Note Conversion

1.1        Issuance of Series A Preferred Stock. At the Conversion Time (as defined below), Parent will issue shares of its Series A Preferred Stock (the “Shares”) to each Noteholder in exchange for the conversion and cancellation of such Noteholder’s Note (the “Conversion”) in accordance with the terms, and subject to the conditions, set forth in this Agreement. The total number of Shares issuable to each Noteholder with respect to each Note of such Noteholder pursuant to this Agreement shall be calculated by dividing (a) the sum of (i) the Principal Amount of such Note (which shall include the aggregate amount of PIK Interest capitalized thereto prior to the date on which the Conversion Time occurs pursuant to the terms of such Note) and (ii) the aggregate amount of accrued and uncapitalized interest on such Note to, but excluding, the date on which the Conversion Time occurs by (b) $0.404 (the “Conversion Price”); provided, however, that if such number of Shares issuable upon the conversion of such Note is not a whole number, then such number of Shares shall be rounded up to the nearest whole number. The Stated Principal Amount of the Notes outstanding as of the date hereof is as set forth on Schedule 1.

1.2        Note Conversion. Each Noteholder, Merger Sub, and Parent shall take any and all necessary and appropriate actions to give effect to the Conversion in accordance with the terms, and subject to the conditions, set forth in this Agreement notwithstanding anything to the contrary in any Note or any note purchase agreement applicable to such Note. The Parties acknowledge and agree that, subject to the occurrence of the Merger and the issuance of the Shares in accordance with Section 1.1, and effective as of the Conversion Time:

(a)          each Note shall be deemed amended to permit the Conversion of such Note as contemplated by this Agreement;

(b)         each Noteholder waives rights to any notice required under such Noteholder’s Note, the Note Documents and any associated note purchase agreement;

(c)         each Note and the rights, covenants, agreements and obligations of the Surviving Company and the applicable Noteholder thereunder or contemplated thereby will terminate and be of no further force and effect;

(d)         all of the obligations and liabilities of the Surviving Company under or with respect to each Note will thereupon be fully and indefeasibly satisfied and completely discharged, released, extinguished and terminated;

(e)        each Noteholder shall irrevocably relinquish any right or interest that such Noteholder may have had, may have or may acquire in the future with respect to such Noteholder’s Note, including, but not limited to, the right to (a) convert such Note into any equity of the Company and (b) require the Company to repurchase such Note in accordance with its terms;

(f)       all other agreements, contracts, documents, amendments, and instruments entered into in connection with the Notes, including without limitation, the Securities Purchase Agreement, the Security Agreement, the other Security Documents and the Guaranty Agreement (but excluding the Warrants) (collectively, the “Note Documents”) shall be deemed paid and satisfied in full and no liabilities, obligations or claims under any Note Documents shall remain outstanding (including, without limitation, any such liabilities, obligations or claims arising from breach of any of the terms of any Note Documents);

(g)          all of the Note Documents shall be terminated and have no further force or effect;

(h)         all of the Collateral Agent’s Liens under the Security Documents shall automatically terminate and be irrevocably released and be of no further force or effect;

(i)        the Note Parties, Parent and their counsel, representatives or designees are authorized to file UCC financing statement terminations in respect of UCC financing statements setting forth any Note Party, as debtor, and the Collateral Agent, as secured party, that were filed to perfect the Collateral Agent’s Liens;

(j)         the Note Parties, Parent and their counsel, representatives or designees are authorized to file intellectual property security agreement releases in respect of any intellectual property security agreement that were filed to perfect the Collateral Agent’s Liens in any intellectual property of any Note Party;

(k)        upon the request of the Company or Parent, the Collateral Agent shall deliver to the Surviving Company, Parent and their counsel, representatives or designees all original instruments evidencing pledged debt and all equity certificates and any other similar Collateral with respect to the Note Parties previously delivered in physical form by any Note Party to the Collateral Agent;

(l)         upon the reasonable request of the Surviving Company or Parent from time to time, and at their expense, Collateral Agent shall execute and deliver (without the consent of any Noteholder) such additional instruments of termination, satisfaction or release prepared by the Surviving Company or Parent in order to evidence the termination and release of any and all of the Collateral Agent’s Liens on the assets and properties of the Note Parties; and

(m)        upon the request of the Company or Parent, the Noteholders shall direct the Collateral Agent to comply with the terms of clauses (k) and (l) above;

provided that clauses (c) through (m) above shall not have any effect until immediately following the Conversion.

Section 2.         Conversion. The Conversion shall be deemed to occur automatically without any action on the part of the Surviving Company, Parent, Merger Sub, the Noteholders, or any other party, immediately after the Merger becomes effective (the “Conversion Time”). In furtherance of the immediately preceding sentence, and not in limitation thereof, immediately following the Conversion of each Note of a Noteholder, Parent shall deliver to such Noteholder the Shares issuable to such Noteholder upon the conversion of such Note in accordance with the terms hereof. For U.S. federal income tax purposes, the Parties agree to treat the transactions contemplated hereby (i) first, as a contribution of the Notes to Parent by the Noteholders, in exchange for the Shares, which taken together with the transactions contemplated by the related Equity Commitment Letters, Warrant Exchange Agreement, and any Rollover Agreements satisfies the requirements of Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) second, as a cancellation of the Notes by Parent, as a shareholder of the Company, in a transaction intended to come within the terms of Section 108(e)(6) of the Code (collectively, the “Intended Tax Treatment”).  Each Party shall cause all tax returns filed by such Party to be filed based on treating the transactions contemplated by this Agreement consistent with the Intended Tax Treatment, in each case, unless otherwise required by a “determination” (within the meaning of Section 1313(a) of the Code) or comparable provisions of state or local income tax law.

Section 3.          Representations and Warranties of the Parties

. Each Party, severally and not jointly, hereby represents and warrants as to itself to the other Parties as follows:

3.1      Enforceability. Such Party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof and the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by such Party have been duly authorized by all necessary action (if applicable) on the part of such Party, and this Agreement constitutes the valid and binding obligation of such Party thereto, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

3.2       No Conflicts. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such Party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or conflict with or result in a breach of such Party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such Party is a party or by which such Party or such Party’s assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder.

3.3       Consents and Approvals. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than any consent, waiver, approval, order, permit or authorization, or declaration or filing, or notification that has already been obtained.

3.4       No Remuneration. Neither such Party nor anyone acting on such Party’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Conversion.

Section 4.          Representations, Warranties and Covenants of Each Noteholder

. Each Noteholder, severally and not jointly, hereby represents and warrants, as to itself, to and covenants and agrees with, each of Merger Sub and Parent that:

4.1       Ownership. Such Noteholder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note set forth opposite its name on Schedule 1, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or other encumbrances other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”) and other applicable federal and state securities laws. Such Noteholder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of all or any portion of its Note or its rights in or to all or any portion of its Note, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to all or any portion of its Note which would limit such Noteholder’s power to effectuate the Conversion hereunder. Such Noteholder covenants that it shall not take any of the actions set forth in the immediately preceding sentence. Such Noteholder has the sole and unencumbered right and power to effectuate the Conversion and its Note is not subject to any agreement, arrangement or restriction with respect thereto. No additional consideration for any purpose shall be due to such Noteholder at the Conversion Time, with respect to its Note, other than the issuance to such Noteholder of the Shares as provided herein. No Event of Default has been declared by such Noteholder under its Note and, to the knowledge of such Noteholder, no Event of Default exists or is continuing with respect to its Note.

4.2     Transfer Restrictions. Such Noteholder acknowledges that the Conversion and the Shares being issued to such Noteholder in connection with the Conversion are intended to be exempt from the registration requirement of the Securities Act pursuant to one or more exemptions thereunder. Accordingly, such Noteholder understands that (a) the Shares to be issued to it are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder and have not been registered under the Securities Act, and (b) none of the Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or an exemption from registration under the Securities Act is available (and then the Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws). Such Noteholder acknowledges that all certificates representing any of the Shares will bear restrictive legends and hereby consents to the transfer agent for the Series A Preferred Stock, if any, making a notation on its records to implement the restrictions on transfer described herein on such Shares. Such Noteholder is acquiring the Shares for investment and not with the view to making a “distribution” thereof within the meaning of the Securities Act.

4.3        Financial Ability. Such Noteholder is aware that there is a high degree of risk incident to effectuating the Conversion (including such risks as set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”)), such Noteholder is a sophisticated investor that has such knowledge and experience in financial and business matters as to be capable of evaluating such risks and the merits of effectuating the Conversion in accordance with the terms and subject to the conditions set forth herein, and such Noteholder has sought such accounting, legal and tax advice as such Noteholder has considered necessary to make an informed investment decision in connection with the transactions contemplated by this Agreement. Such Noteholder has the financial ability to bear the economic risk of its effectuating the Conversion and holding the Shares to be issued to it, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to holding the Shares.

4.4      Accredited Investor. Such Noteholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

4.5      Availability of Information. Such Noteholder has had the opportunity to review the Merger Agreement and the other transaction documents contemplated thereby (including all exhibits and schedules thereto), the Company’s filings with the SEC, and any other non-public information with respect to the Company and Parent that may have been provided to such Noteholder and has been afforded (a) the opportunity to ask such questions as such Noteholder has deemed necessary of, and to receive answers from, representatives of the Company or Parent, as applicable, concerning the terms, conditions, risks and merits of the Conversion and holding the Shares, (b) access to information about the Company and Parent and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable such Noteholder to evaluate the Conversion and holding the Shares, and (c) the opportunity to review the Company’s public filings with the SEC and to obtain such additional information that the Company or Parent possesses or can acquire without unreasonable effort or expense, in each case, that is necessary to make an informed investment decision with respect to the Conversion and holding the Shares.

4.6     Independent Investigation. In making the decision to effectuate the Conversion, such Noteholder has relied solely upon such Noteholder’s own independent investigation and diligence, has not relied on any statements, representations or warranties, investigation (including with respect to the accuracy, completeness or adequacy of the Company’s public disclosure) or other information provided, by or on behalf of (a) any former, current or future, direct or indirect, director, manager, officer, employee, consultant, general or limited partner, member, stockholder, security holder, Affiliate, controlling person, successor, assignee, predecessor, financing source, attorney, advisor, agent or representative (or any of their respective successors or assigns), of Parent, Merger Sub or any of their respective Affiliates, (b) any former, current or future, direct or indirect, holder of any equity interests or securities of Parent, Merger Sub, or any of their respective Affiliates (or any of their respective successors or assigns) or (c) any former, current or future, direct or indirect, director, manager, officer, employee, consultant, general or limited partner, member, stockholder, security holder, Affiliate, controlling person, successor, assignee, predecessor, financing source, attorney, advisor, agent or representative of any of the foregoing (or any of their respective successors or assigns) (including Moelis & Company LLC (together with its affiliates, “Moelis”) or any of its respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) concerning the Company, Parent, Merger Sub, the Conversion, the Shares, the transactions contemplated hereby or the risks associated therewith.

4.7       Financial Advisor. Such Noteholder acknowledges and agrees that (a) Moelis & Company LLC is acting as financial advisor to Chris Kemp and Dr. Adam London, (b) Moelis has not provided any information or advice to such Noteholder and has no contractual, fiduciary or legal obligations to such Noteholder, in each case, with respect to the Conversion or the Shares, (c) Moelis has not made and does not make any representation, express or implied, as to the Company, Parent, Merger Sub, the Conversion, the Shares, the transactions contemplated hereby or the Company’s or Parent’s viability as a going concern, (d) Moelis has not acted as such Noteholder’s financial advisor or fiduciary in connection with the Conversion, and (e) Moelis shall not have any liability to such Noteholder, or to any other investor, pursuant to, arising out of or relating to the Company, Parent, Merger Sub, the Conversion, the Shares, or the transactions contemplated hereby.

Section 5.          Representations, Warranties and Covenants of Parent

. Parent hereby represents and warrants to, and covenants and agrees with, Merger Sub and each of the Noteholders that:

5.1      Valid Issuance of Shares. Prior to the Conversion Time, Parent shall take all corporate action required to be taken by its Board of Directors and stockholders in order that Parent may validly and legally issue (a) the Shares and (b) the Class A common stock of Parent, par value $0.0001 per share (the “Parent Class A Common Stock”), issuable upon conversion of the Shares (including, without limitation, filing an Amended and Restated Certificate of Incorporation of Parent with the Secretary of State of the State of Delaware authorizing the Series A Preferred Stock and Parent Class A Common Stock). Parent shall have duly authorized and reserved at or prior to the Conversion Time, a number of shares of Series A Preferred Stock and Parent Class A Common Stock for issuance which equals or exceeds the maximum number of (A) the Shares issuable pursuant to this Agreement and (B) the shares of Parent Class A Common Stock issuable upon the conversion of the Shares (which reservations shall be for the sole benefit of and exclusive availability for the Noteholders). The Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the Noteholders being entitled to all rights accorded to a holder of Series A Preferred Stock. Assuming the accuracy of each of the representations and warranties of each Noteholder and Merger Sub set forth in Section 3 (Representations and Warranties of the Parties) and Section 4 (Representations and Warranties of the Noteholders) of this Agreement, the offer and issuance by Parent of the Shares is exempt from registration under the Securities Act.

Section 6.          Release

1.	. In consideration of the covenants, agreements and undertakings of the Parties under this Agreement:

(a)         From and after the Conversion Time, Parent and the Surviving Company (the “Note Parties”), and, to the extent the same is claimed (or could be claimed) by right of, through or under any Note Party, for each of their or its respective past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders (collectively hereinafter, the “Releasing Parties”), does hereby and shall be deemed to have forever generally remised, released and discharged each of the Noteholders, and their or its respective Affiliates, and each of their or its respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Noteholders or any of their respective Affiliates would be liable if such persons or entities were found to be liable to the Releasing Parties, or any one of them (collectively hereinafter, the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring (x) at or from any time prior to and including the date hereof and (y) at or from any time prior to and including the Conversion Time. Each Note Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Note Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Note Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive the benefit of any such provision (including, without limitation, Section 1542 of the Civil Code of California and each other similar provision of applicable state or federal law (including the laws of the State of Delaware)), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto. Each Note Party acknowledges and agrees on behalf of themselves and the Releasing Parties that the waivers described herein were bargained for separately.  For the avoidance of doubt, the Note Parties signatory hereto represent that they are authorized to provide this release to the Released Parties on behalf of themselves and the Releasing Parties.

(b)        From and after the Conversion Time, each Noteholder, on behalf of itself and its present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Noteholder Releasors”) hereby releases, waives, and forever discharges the Company, Parent and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Noteholder Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Noteholder Claims”), which any of such Noteholder Releasors ever had, now have, or hereafter can, shall, or may have against any of such Noteholder Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Conversion Time arising out of or relating specifically to such Noteholder’s Note; provided, however, that this release does not extend to any Claim to enforce the terms of, or any breach of, this Agreement or any other Transaction Documents (as defined in the Merger Agreement) or any Claim that cannot be released as a matter of Law. Each Noteholder acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Noteholder acknowledges that such provisions are designed to protect a person from waiving Noteholder Claims which such person does not know exist or may exist. As to each and every Noteholder Claim released hereunder, each Noteholder hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive the benefit of any such provision (including, without limitation, Section 1542 of the Civil Code of California and each other similar provision of applicable state or federal law (including the laws of the State of Delaware)), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto. Each Noteholder acknowledges and agrees on behalf of themselves and the Noteholder Releasors that the waivers described herein were bargained for separately.  For the avoidance of doubt, the Noteholder signatory hereto represent that they are authorized to provide this release to the Noteholder Releasees on behalf of themselves and the Noteholder Releasors.

Section 7.          Termination. This Agreement will terminate upon the valid termination of the Merger Agreement in accordance with its terms, except that Section 8 (Miscellaneous) shall survive the termination of this Agreement.

Section 8.          Miscellaneous.

8.1         Entire Agreement. This Agreement, the Merger Agreement and the Transaction Documents, together with the exhibits and agreements referenced herein and therein, constitute the entire agreement, and supersede all prior agreements, understandings, negotiations and statements, both written and oral, among the Parties or any of their Affiliates with respect to the transactions contemplated hereby and thereby.

8.2          Amendment and Waiver. Any provision of this Agreement may be amended or modified, and the provision hereof may be waived, only in a writing signed (a) in the case of any amendment (other than any amendment effected pursuant to any Joinder (as defined below) delivered in accordance with Section 8.10 hereof), by each of the Parties and (b) in the case of a waiver, by the Party or Parties waiving rights hereunder. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing. Notwithstanding anything to the contrary in this Section 8.2, if any Noteholder or party who is executing a Joinder in accordance with Section 8.10 hereof purchases any Notes issued after the date hereof (“Additional Notes”) (which purchase shall have been approved by Noteholders of a majority in interest of the Notes), such Additional Notes shall be deemed to constitute Notes hereunder and Schedule 1 shall be deemed to have been supplemented to include (i) the name of such person under the column heading “Noteholder” of such Schedule, (ii) the certificate number of such Additional Notes under the column heading “Certificate No.” of such Schedule, and (iii) the Stated Principal Amount of such Additional Notes under the column heading “Stated Principal Amount” of such Schedule.

8.3          Assignment. Neither this Agreement nor any right or obligation of any Party hereunder may be assigned by (a) in the case of any Noteholder without the prior written consent of the Company and Parent or (b) in the case of either of Merger Sub or Parent without the prior written consent of the Noteholders; provided that from and after the effective time of the Merger, the Company shall have the rights and obligations of Merger Sub hereunder by virtue of Section 259 of the Delaware General Corporation Law. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties and each of their respective successors and permitted assigns. Except to the extent provided under Section 6 (Release) of this Agreement, no provision of this Agreement shall confer upon any person other than the Parties hereto any rights or remedies hereunder.

8.4          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.5         Remedies. The Parties agree that, except as provided herein, this Agreement will be enforceable by all Parties by all available remedies at law or in equity (including, without limitation, specific performance, without bond or other security being required). No failure to exercise, or delay of or omission in the exercise of, any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default nor shall any delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

8.6           Governing Law; Jurisdiction.

(a)       This Agreement and any claim, cause of action or action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)         Each Party (i) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court would not have subject matter jurisdiction over any such claim, cause of action or action, the federal courts of the United States located in the State of Delaware (the “Designated Courts”), in the event any claim, cause of action or action involving the Parties (whether in contract, tort or otherwise) based upon, relating to or arising out of this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that the Designated Courts are an inconvenient forum with respect to such claim, cause of action or action and (iii) agrees that it shall not bring any claim, cause of action or action against any other Parties based upon, relating to or arising out of this Agreement or the transactions contemplated hereby in any court other than the Designated Courts. Each Party hereby irrevocably consents to the service of process with respect to the Designated Courts in any such claim, cause of action or action by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 8.11 (Notices) or on the signature pages hereto.

8.7           Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, CAUSE OF ACTION OR ACTION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.7 (WAIVER OF JURY TRIAL).

8.8          Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.9          Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument. All counterparts shall be construed together and shall constitute one and the same instrument. A signature delivered by electronic mail in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be deemed to be an original signature for all purposes under this Agreement.

8.10        Additional Noteholders. It is understood that pursuant to Section 5.18 of the Merger Agreement, the Company shall not issue a Senior Secured Convertible Note due 2025 after the date hereof to any person unless (i) such person shall become a Noteholder hereunder by executing a joinder agreement substantially in the form of Exhibit A hereto (a “Joinder”) and delivering same to each of Merger Sub and Parent and (ii) Holders of a majority in interest of the Notes outstanding on the date hereof consent to such issuance and the joinder of such party.

8.11         Notices. All notices required to be given hereunder, including, without limitation, service of process, shall be sufficient if provided to the applicable Party in the manner provided for in Section 8.10 of the Merger Agreement at the address set forth (a) with respect to the Company or Parent, below (b) with respect to each Noteholder, on the signature page for such Noteholder hereto or to any Joinder of such Noteholder, as the case may be, or any other address designated by any Noteholder in writing to the Company.

If to Parent or Merger Sub (or to the Surviving Company after the Merger), to:

Apogee Parent Inc.
1900 Skyhawk Street
Alameda, California 94501
Attention:          Chris C. Kemp and Adam P. London
Email: *********

with copies (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
31 West 52nd Street
New York, New York 10019
Attention:          Lillian Kim and Stephen Amdur
Email:          *********

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed by the undersigned or if applicable, on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

PARENT

Apogee Parent Inc.

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Chief Executive Officer

MERGER SUB

Apogee Merger Sub Inc.

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Chief Executive Officer

[Signature Page to Noteholder Conversion Agreement]

NOTEHOLDERS

JMCM Holdings, LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

MH Orbit LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

Notice Information

c/o Pine Ridge Advisers LLC
450 Lexington Avenue, 38th Floor
New York, New York 10017
Attention: Harrison Geldermann and Baldo Fodera
E-mail: *********

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Gabriel Saltarelli and Elizabeth Tabas Carson
E-mail: *********

[Signature Page to Noteholder Conversion Agreement]

SherpaVentures Fund II, LP
By:	SherpaVentures Fund II GP, LLC, Its General Partner

By:	/s/ Brian Yee
Name:	Brian Yee
Title:	Partner

Notice Information

500 Howard Street, Suite 201
San Francisco, California 94105
Attention: Brian Yee and Mike Derrick
E-mail: *********

with a copy to (which shall not constitute notice):

Cooley LLP
Reston Town Center
11951 Freedom Drive, 14th Floor
Reston, Virginia 20190
Attention: Darren DeStefano and Jason Savich
E-mail: *********

[Signature Page to Noteholder Conversion Agreement]

Chris C. Kemp, Trustee of the Chris Kemp Living Trust, dated February 10, 2021

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Trustee

Notice Information

Chris C. Kemp
c/o Astra Space, Inc.
1900 Skyhawk Street
Alameda, California 94501
E-mail: *********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP
Attention: Stephen Amdur and Lillian Kim
31 West 52nd Street
New York, New York 10019
E-mail: *********

[Signature Page to Noteholder Conversion Agreement]

/s/ Adam P. London
Adam P. London

Notice Information

Adam P. London
c/o Astra Space, Inc.
1900 Skyhawk Street
Alameda, California 94501
E-mail: *********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP
Attention: Stephen Amdur and Lillian Kim
31 West 52nd Street
New York, New York 10019
E-mail: *********

[Signature Page to Noteholder Conversion Agreement]

RBH Ventures Astra SPV, LLC
By:	RBH Ventures, Ltd., its Manager
By:	Synchronicity Holdings, LLC, general partner of the Manager

By:	/s/ Robert Bradley Hicks

Name:	Robert Bradley Hicks
Title:	Managing Member

Notice Information

c/o John Fallone; Doug Colvard
Fallone SV
509 W. North St.
Raleigh, North Carolina 27603
Email: *********

[Signature Page to Noteholder Conversion Agreement]

Astera Institute

By:	/s/ Jed McCaleb

Name:	Jed McCaleb
Title:	Director

Notice Information

Astera Institute
2625 Alcatraz Ave #201
Berkeley, CA 94705

with a copy to (which shall not constitute notice):

Acceleron Law Group LLP
Silicon Valley Office
2033 Gateway Place, Suite 500
San Jose, CA 95110
Attention: Colby Gartin; Joey Tran
E-mail: *********

[Signature Page to Noteholder Conversion Agreement]

[Signature Page to Noteholder Conversion Agreement]

SCHEDULE 1

Notes

Noteholder	Certificate No.	Stated Principal Amount
JMCM Holdings LLC	A-01	$9,691,729.89
SherpaVentures Fund II, LP	A-02	$5,127,489.59
Chris C. Kemp, Trustee of the Chris Kemp Living Trust, dated February 10, 2021	A-03	$2,000,000.00
	A-07	$150,000.00
Adam P. London	A-04	$1,000,000.00
	A-08	$150,000.00
MH Orbit LLC	A-05	$4,000,000.00
RBH Ventures Astra SPV, LLC	A-06	$2,000,000.00
Astera Institute	A-09	$5,000,000

EXHIBIT A

FORM OF JOINDER

[__________], 20[__]
Apogee Parent Inc.
1900 Skyhawk Street
Alameda, California 94501
Attention:  Chris C. Kemp and Adam P. London
Email: *********

Apogee Merger Sub Inc.
1900 Skyhawk Street
Alameda, California 94501
Attention:  Chris C. Kemp and Adam P. London
Email: *********

RE:
Noteholder Conversion Agreement, dated as of March 7, 2024 (the “Noteholder Conversion Agreement”), by and among Apogee Parent Inc., a Delaware corporation (“Parent”), Apogee Merger Sub Inc., a Delaware corporation (“Merger Sub”), and each of the Noteholders (as defined therein) party thereto.

Ladies and Gentlemen:

Reference is made to the above-captioned Noteholder Conversion Agreement.  Capitalized terms used but not defined herein shall have the meanings given to them in the Noteholder Conversion Agreement.

Section 1.           Party to the Noteholder Conversion Agreement.  The undersigned, Merger Sub and Parent hereby agree, as of the date first above written, that (a) the undersigned shall be a “Noteholder”, the “Noteholders”, a “Party” and the “Parties” for all purposes of the Noteholder Conversion Agreement to the same extent as each of the other Noteholders thereunder; (b) each reference in the Noteholder Conversion Agreement to a “Noteholder” and “Party” shall also mean and be a reference to the undersigned; (c) the undersigned shall be bound by the terms of the Noteholder Conversion Agreement to the same extent as each of the other Noteholders thereunder; and (d) Schedule 1 to the Noteholder Conversion Agreement shall be deemed to have been supplemented by Annex I hereto and for the avoidance of doubt, each reference in the Noteholder Conversion Agreement to a “Note” with respect to the undersigned shall mean and be a reference to the Senior Secured Convertible Note due 2025 of the undersigned set forth in Annex I hereto.

Section 2.           Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 3 (Representations and Warranties of the Parties) and Section 4 (Representations, Warranties and Covenants of Each Noteholder) of the Noteholder Conversion Agreement to the same extent as each other Noteholder.

Section 3.           Counterparts. This Joinder may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument. All counterparts shall be construed together and shall constitute one and the same instrument. A signature delivered by electronic mail in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be deemed to be an original signature for all purposes under this Joinder.

Section 4.           Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 8.6 (Governing Law; Jurisdiction) and 8.7 (Waiver of Jury Trial) of the Noteholder Conversion Agreement are incorporated herein by reference and shall apply to this Joinder mutatis mutandis.

[Signature pages follow]

Very truly yours,

[___________]

By:
Name:
Title:

Notice Information

[________________]

Attention:

Address:

E-mail:

[with a copy to (which shall not constitute notice):

[________________]

Attention:

Address:

E-mail:	]

Acknowledged and Agreed

as of the date first written above:

MERGER SUB

Apogee Merger Sub Inc.

By:
Name:
Title:

By:
Name:
Title:

PARENT

Apogee Parent Inc.

By:
Name:
Title:

Annex I

Note

Noteholder	Certificate No.	Stated Principal Amount
A-